EXHIBIT 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of AutoZone, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of July 1, 2004.

ESL PARTNERS, L.P.
By:	RBS Partners, L.P., its general partner
By:	ESL Investments, Inc., its general partner

By:	/s/ William C. Crowley
William C. Crowley
President and Chief Operating Officer

ESL LIMITED
By:	ESL Investment Management, LLC, its investment manager

By:	/s/ William C. Crowley
William C. Crowley Member

ESL INSTITUTIONAL PARTNERS, L.P.
By:	RBS Investment Management, LLC, its general partner

By:	/s/ William C. Crowley
William C. Crowley Member

ESL INVESTORS, L.L.C.
By:	RBS Partners, L.P., its manager
By:	ESL Investments, Inc., its general partner

By:	/s/ William C. Crowley
William C. Crowley President and Chief Operating Officer

ACRES PARTNERS, L.P.
By:	ESL Investments, Inc., its general partner

By:	/s/ William C. Crowley
William C. Crowley President and Chief Operating Officer

200GA, L.P.
By:	ESL Investments, Inc., its general partner

By:	/s/ William C. Crowley
William C. Crowley President and Chief Operating Officer

KP I PARTNERS, L.P.
By:	ESL Investment Management, LLC, its general partner

By:	/s/ William C. Crowley
William C. Crowley Member

KP II PARTNERS, L.P.
By:	ESL Investment Management, LLC, its general partner

By:	/s/ William C. Crowley
William C. Crowley Member

ESL INVESTMENT MANAGEMENT, LLC

By:	/s/ William C. Crowley
William C. Crowley
Member

/s/ Edward S. Lampert
EDWARD S. LAMPERT